Exhibit 99.1

ChineseInvestors.com, Inc.’s Subsidiary Files Record of its First Hemp-Infused Skin Care Line with China FDA

SAN GABRIEL, CA (July 24, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces that its wholly owned foreign enterprise, CBD Biotechnology Co. Ltd., has officially filed a record of its first line of non-industrial hemp-infused skin care products with the China Food and Drug Administration (CFDA). The new “CBD Magic Hemp Series” skin care line is expected to launch between late August and early September 2017, positioning CBD Biotechnology as a first-mover in an untapped segment of China’s skin care industry.

CBD (cannabidiol) is a non-psychoactive cannabis compound. Although ancient Chinese recognized the medicinal properties of the cannabis plant, CBD extract appears to be largely unrecognized in China today for its benefits, including but not limited to, its potential benefits to the largest visible human organ, the skin. The effects of increased air pollution on the human body are a growing concern for many in China. With regard to our skin, toxins in air pollution promote the production of free radicals, causing premature aging including coarse wrinkles and dark spots. However, some dermatologists believe that the anti-oxidants and anti-inflammatory agents in CBD can potentially have anti-aging effects on the skin.

Recognizing the untapped market potential, CBD Biotechnology is developing and manufacturing what it believes to be the first line of non-industrial hemp-infused skin care products in China in hopes of educating the Chinese population on the potential benefits of CBD for skin care.

“I am very pleased to announce the upcoming launch of CBD Biotechnology’s non-industrial hemp-infused skin care line,” says Summer Yun, CEO of CBD Biotechnology Co., Ltd. “As one of the first skin care products containing CBD extract marketed in China, CBD Magic Hemp Series expects to capture up to 100% of China’s market share in this novel skin care products category. Although a catalogue published by the CFDA, indicates that cannabis sativa leaf extract can legally be added to skin care products, it appears that Chinese skin care manufacturers have not yet entered this market, enabling CBD Biotechnology’s skin care products to proudly take the lead with its innovative product line.”

The “CBD Magic Hemp Series” will include:

•	The CBD Peptide Collagen Solution – intended to moisturize and firm the skin, while smoothing fine lines, and preventing premature aging;
•	The CBD Perfecting Shield Primer – intended to even skin tone, while covering fine lines and minimizing the look of pores; and
•	The CBD Brightening and Refreshing Moisturizer - intended to balance the skin’s moisture, while forming a protective, moisturizing layer.

“Consumption of skin care products per capita in China has increased from 169 Chinese Yuan Renminbi (“CNY”) to 352CNY during the last five years,” says Yun. “China has the world’s second largest consumer market for skin care products, with its current market size already exceeding 300 billion CNY. The CARG (compound annual growth rate) of the skin care products market in China is 9.1%, more than double the global average of 4.1%. CBD Biotechnology will benefit from this large consumer market in China becoming one of the first companies in China to infuse its skin care products CBD extracted from non-industrial hemp”

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online sales and direct sales of non-industrial hemp-based products and other health related products.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.
227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

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Alan Klitenic
+1.214.636.2548

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